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                                                                    EXHIBIT 99.7








                                LICENSE AGREEMENT


                                     BETWEEN


                            ATRIX LABORATORIES, INC.


                                       AND


                              ATRIX NEWCO, LIMITED



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                                TABLE OF CONTENTS



1        DEFINITIONS

2        ATRIX LICENSE TO NEWCO

3        INTELLECTUAL PROPERTY

4        AFTER ACQUIRED TECHNOLOGY

5        FINANCIAL PROVISIONS

6        RIGHT OF INSPECTION AND AUDIT

7        REPRESENTATIONS AND WARRANTIES

8        TERM AND TERMINATION

9        CONFIDENTIAL INFORMATION

10       GOVERNING LAW AND JURISDICTION

11       IMPOSSIBILITY OF PERFORMANCE - FORCE MAJEURE

12       ASSIGNMENT

13       NOTICES

14       MISCELLANEOUS




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THIS AGREEMENT made this 18 July, 2000

BETWEEN:

(1) ATRIX LABORATORIES, INC., a corporation duly incorporated and validly existing under the laws of the State of Delaware and having its principal place of business at 2579 Midpoint Drive, Fort Collins, CO 80525-4417, United States of America.

(2) ATRIX NEWCO, LTD., an exempted limited liability company incorporated under the laws of Bermuda and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("NEWCO"); and

(3) ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland, and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland.


RECITALS:

A. Simultaneously herewith, Elan, Atrix, EIS, EPIL and Newco are entering into the JDOA for the purpose of recording the terms and conditions of the joint venture and of regulating their relationship with each other and certain aspects of the affairs of, and their dealings with Newco.

B. Newco desires to enter into this Agreement with Atrix so as to permit Newco to utilize the Atrix Intellectual Property in making, having made, importing, using, offering for sale and selling the Products in the Field in the Territory.

C. Simultaneously herewith Newco and Elan are entering into the Elan License Agreement relating to Newco's use of the Elan Intellectual Property.

1        DEFINITIONS

1.1      In this Agreement unless the context otherwise requires:

         "AFFILIATE" shall mean any corporation or entity controlling, controlled or under the common control of Elan or Atrix, as the case may be, excluding an Elan JV. For the purpose of this definition, "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors. Newco is not an Affiliate of Elan or EIS.


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         "AGREEMENT" shall mean this license agreement (which expression shall be deemed to include the Recitals and Schedules hereto).

         "ATRIGEL(R) TECHNOLOGY" shall mean Atrix's proprietary [**].

         "ATRIX" shall mean Atrix Laboratories, Inc. and its Affiliates.

         "ATRIX IMPROVEMENTS" shall mean improvements to the Atrix Patents and/or the Atrix Know-How, developed (i) by Atrix whether or not pursuant to the Project, (ii) by Newco or Elan or by a third party (under contract with Newco) pursuant to the Project, and/or (iii) jointly by any combination of Atrix, Elan or Newco pursuant to the Project, except as limited by agreements with third parties.

         Subject to third party agreements, Atrix Improvements shall constitute part of Atrix Intellectual Property and be included in the license of the Atrix Intellectual Property pursuant to Clause 2.1 solely for the purposes set forth therein. If the inclusion of a Atrix Improvement in the license of Atrix Intellectual Property is restricted or limited by a third party agreement, Atrix shall use reasonable commercial efforts to minimize any such restriction or limitation.

         "ATRIX INTELLECTUAL PROPERTY" shall mean the Atrix Know-How, the Atrix Patents and the Atrix Improvements.

         "ATRIX KNOW-HOW" shall, subject to Clause 4.1, mean any and all rights owned, licensed or controlled by Atrix to any discovery, invention (whether patentable or not), know-how, substances, data, techniques, processes, systems, formulations and designs relating to the Atrigel(R) Technology and the BEMA(TM) Technology.

         "ATRIX LICENSE" shall have the meaning set forth in Clause 2.1.

         "ATRIX LICENSE AGREEMENT" shall mean the license agreement to be entered into by Atrix and Newco on the Effective Date.

         "ATRIX PATENTS" shall, subject to Clause 4.1, mean any and all rights under any and all patent applications and/or patents, now existing, currently pending or hereafter filed or obtained or licensed by Atrix relating to Atrigel(R) Technology and the BEMA(TM) Technology, examples of which are set forth in Schedule 1, and any foreign counterparts thereof and all divisionals, continuations, continuations-in-part, any foreign counterparts thereof and all patents issuing on, any of the foregoing, together with all registrations, reissues, re-examinations or extensions thereof.

         "BEMA(TM) TECHNOLOGY" shall mean Atrix's proprietary [**].


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         "BUSINESS PLAN" shall have the meaning, as such term is defined in the
         JDOA.

         "COMPOUNDS" shall mean the compounds, up to a maximum of three, which shall be nominated and approved by the Management Committee in accordance with Clause 2 of the JDOA.

         "CONFIDENTIAL INFORMATION" shall have the meaning, as such term is defined in Clause 9.

         "DEFINITIVE DOCUMENTS" shall mean the definitive agreements relating to the transaction including finance, stock purchase, research and license agreements.

         "EFFECTIVE DATE" shall mean the date of this Agreement.

         "EIS" shall mean Elan International Services, Ltd., a Bermuda exempted limited liability company having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda.

         "ELAN" shall mean EPIL.

         "ELAN IMPROVEMENTS" shall have the meaning as such term is defined in the Elan License Agreement.

         "ELAN INTELLECTUAL PROPERTY" shall mean the Elan Know-How, the Elan Patents and the Elan Improvements.

         "ELAN JV" shall mean an entity that Elan and a third party (i) establish or has established, (ii) take shareholdings in or have a right to take shareholdings in, and (iii) grant certain licenses in and to certain intellectual property rights for the purpose of implementing a strategic alliance.

         "ELAN KNOW-HOW" shall have the meaning as such term is defined in the Elan License Agreement.

         "ELAN LICENSE" shall mean have the meaning set forth in Clause 2.1 of the Elan License Agreement.

         "ELAN LICENSE AGREEMENT" shall mean that certain license agreement, of even date herewith, entered into between Elan and Newco.

         "ELAN PATENTS" shall have the meaning as such term is defined in the Elan License Agreement.

         "FIELD" shall mean the administration of the Products for pain management or oncology indications.


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         "FINANCIAL YEAR" shall mean each year commencing on 1 January (or in the case of the first Financial Year, the Effective Date) and expiring on 31 December of each year.

         "IN MARKET" shall mean the sale of the Product in the Territory by Newco or its Affiliates, or where applicable by a permitted sub-licensee, to an unaffiliated third party, such as (i) the end-user consumer of the Product (ii) a wholesaler, managed care organization, hospital or pharmacy or other third party who effects the final commercial sale to the end-user consumer of the Product, and shall exclude the transfer pricing of the Product(s) by Newco to an Affiliate or a sub-licensee.

         "JDOA" shall mean that certain subscription, joint development and operating agreement, of even date herewith, by and between Atrix, Elan, EIS and Newco.

         "LICENSED TECHNOLOGIES" shall mean the Atrix Intellectual Property and the Elan Intellectual Property.

         "LICENSES" shall mean the Atrix License and the Elan License.

         "MANAGEMENT COMMITTEE" shall have the meaning, as such term is defined in the JDOA.

         "NEWCO INTELLECTUAL PROPERTY" shall mean all rights to patents, know-how and other intellectual property arising during and as a direct result of the conduct of the Project by any person, including any technology acquired by Newco from a third party, that does not constitute either Elan Intellectual Property or Atrix Intellectual Property. For the avoidance of doubt, patents, know-how and other intellectual property, including all pre-clinical and clinical trial, on the Products, and all correspondence with and submissions to government agencies for marketing or other regulatory approval of the Products shall be deemed Newco Intellectual Property.

         "NEWCO PATENTS" shall mean any and all patents now existing, currently pending or hereafter filed or obtained or licensed by Newco relating to the Newco Intellectual Property, and any foreign counterparts thereof and all divisionals, continuations, continuations-in-part, any foreign counterparts thereof and all patents issuing on, any of the foregoing, together with all registrations, reissues, re-examinations or extensions thereof.

         "PARTY" shall mean Atrix or Newco, as the case may be, and "PARTIES" shall mean Atrix and Newco.

         "PRODUCTS" shall mean formulations of the Compounds utilizing, in no particular order, (i) the Atrigel(R) Technology or BEMA(TM) Technology,


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         (ii) the NanoCrystal(TM) Technology and the BEMA(TM) Technology, or
         (iii) the NanoCrystal(TM) Technology and the Atrigel(R) Technology, as developed by or on behalf of Newco pursuant to the Project.

         "PROJECT" shall mean all activities as undertaken by Elan, Atrix and Newco in order to develop the Products.

         "R&D COMMITTEE" shall have the meaning, as such term is defined in the JDOA.

         "R&D PLAN" shall have the meaning, as such term is defined in the JDOA.

         "TERM" shall have the meaning set forth in Clause 8.

         "TERRITORY" shall mean all the countries of the world.

         "UNITED STATES DOLLAR" and "US$" shall mean the lawful currency for the time being of the United States of America.

1.2      In this Agreement:

         1.2.1 The singular includes the plural and vice versa, and the masculine includes the feminine and vice versa and the neuter includes the masculine and the feminine.

         1.2.2 Any reference to a Clause or Schedule shall, unless otherwise specifically provided, be to a Clause or Schedule of this Agreement.

         1.2.3 The headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation.


2        ATRIX LICENSE TO NEWCO

2.1 Atrix hereby grants to Newco for the Term [**] license (the "ATRIX LICENSE") of the Atrix Intellectual Property solely in the Field to make, have made, import, use, offer for sale and sell the Products in the Field in the Territory, subject to any contractual obligations that Atrix has as of the date of nomination of the Compounds under any agreement with any unaffiliated third party.

2.2 Atrix shall be responsible for payments related to the financial provisions and obligations of any third party agreement with respect to the Atrix Intellectual Property to which it is a party on the Effective Date (including amendments thereto) (the "ATRIX EFFECTIVE DATE AGREEMENTS"), including without limitation, any royalty or other compensation obligations triggered thereunder on the Effective Date, or triggered thereunder after the Effective Date.


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         For the avoidance of doubt, royalties, milestones or other payments which arise from the process of the commercialization or exploitation of products under the Atrix Effective Date Agreements (for example, a milestone payment payable upon successful completion of Phase II clinical trials, the filing of an NDA application, obtaining NDA approval, or first commercial sale) shall be payments for which Atrix will be responsible under this Clause 2.2.

2.3 Elan shall be a third party beneficiary under this Agreement and shall have the right to cause Newco to enforce Newco's rights under this Agreement against Atrix.

2.4 Notwithstanding anything contained in this Agreement to the contrary, Atrix shall have the right outside the Field to exploit and grant licenses and sublicenses of the Atrix Intellectual Property.

         For the avoidance of doubt, Newco shall have no right to use the Atrix Intellectual Property outside the Field.

2.5 Except as provided in Clause 11 of the JDOA, Newco shall not be permitted to assign, license or sublicense any of its rights under the Atrix Intellectual Property without the prior consent in writing of Atrix.

2.6 Any agreement between Newco and any permitted third party for the development or exploitation of the Atrix Intellectual Property shall require such third party to maintain the confidentiality of all information concerning the Atrix Intellectual Property.

         Insofar as the obligations owed by Newco to Atrix are concerned, Newco shall remain responsible for all acts and omissions of any permitted sub-licensee, including Elan, as if they were acts and omissions by Newco.

3        INTELLECTUAL PROPERTY

3.1      OWNERSHIP OF INTELLECTUAL PROPERTY:

         3.1.1    Newco shall own the Newco Intellectual Property.

         3.1.2    Atrix shall own the Atrix Intellectual Property.


4        [**]

5        FINANCIAL PROVISIONS


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5.1      ROYALTIES:

         Prior to the commercialization of the Products, the Management Committee shall consider and if appropriate, determine reasonable royalties with respect to the commercialization of the Products by Newco that shall be payable by Newco to Atrix and Elan, and [**].

         At such time, the Management Committee will agree an appropriate definition of "Net Sales" as such term is used in this Agreement.

         The provisions set forth in Clauses 5.2 to 5.7 and 6 relate to the payment of any royalties which the Management Committee may determine to be payable by Newco to Atrix under this Agreement.

5.2 Payment of royalties pursuant to Clause 5.1 shall be made quarterly in arrears during each Financial Year within 30 days after the expiry of the calendar quarter. The method of payment shall be by wire transfer to an account specified by Atrix. Each payment made to Atrix shall be accompanied by a true accounting of all Products sold by Newco's permitted sublicensees, if any, during such quarter.

         Such accounting shall show, on a country-by-country and Product-by-Product basis, Net Sales (and the calculation thereof) and each calculation of royalties with respect thereto, including the calculation of all adjustments and currency conversions.

5.3 Newco shall maintain and keep clear, detailed, complete, accurate and separate records for a period of 3 years:

         5.3.1 to enable any royalties on Net Sales that shall have accrued hereunder to be determined; and

         5.3.2 to enable any deductions made in the Net Sales calculation to be determined.

5.4 All payments due hereunder shall be made in United States Dollars. Payments due on Net Sales of any Product for each calendar quarter made in a currency other than United States Dollars shall first be calculated in the foreign currency and then converted to United States Dollars on the basis of the exchange rate in effect on the last working day for such quarter for the purchase of United States Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in the Wall Street Journal) with respect to the currency of the country of origin of such payment, determined by averaging the rates so quoted on each business day of such quarter.

5.5 If, at any time, legal restrictions in the Territory prevent the prompt payment when due of royalties or any portion thereof, the Parties shall meet to discuss suitable and reasonable


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         alternative methods of paying Atrix the amount of such royalties. In the event that Newco is prevented from making any payment under this Agreement by virtue of the statutes, laws, codes or government regulations of the country from which the payment is to be made, then such payments may be paid by depositing them in the currency in which they accrue to Atrix's account in a bank acceptable to Atrix in the country the currency of which is involved or as otherwise agreed by the Parties.

5.6 Atrix and Newco agree to co-operate in all respects necessary to take advantage of any double taxation agreements or similar agreements as may, from time to time, be available.

5.7 Any taxes payable by Atrix on any payment made to Atrix pursuant to this Agreement shall be for the account of Atrix. If so required by applicable law, any payment made pursuant to this Agreement shall be made by Newco after deduction of the appropriate withholding tax, in which event the Parties shall co-operate to obtain the appropriate tax clearance as soon as is practicable. On receipt of such clearance, Newco shall forthwith arrange payment to Atrix of the amount so withheld.

6        RIGHT OF INSPECTION AND AUDIT

6.1 Once during each Financial Year, or more often not to exceed quarterly as reasonably requested by Atrix, Newco shall permit Atrix or its duly authorized representatives, upon reasonable notice and at any reasonable time during normal business hours, to have access to inspect and audit the accounts and records of Newco and any other book, record, voucher, receipt or invoice relating to the calculation of the royalty payments on Net Sales submitted to Atrix.

         Any such inspection of Newco's records shall be at the expense of Atrix, except that if any such inspection reveals a deficiency in the amount of the royalty actually paid to Atrix hereunder in any Financial Year quarter of [**]% or more of the amount of any royalty actually due to Atrix hereunder, then the expense of such inspection shall be borne solely by Newco. Any amount of deficiency shall be paid promptly to Atrix by Newco.

         If such inspection reveals a surplus in the amount of royalties actually paid to Atrix by Newco, Atrix shall reimburse Newco the surplus within 15 days after determination.

6.2 In the event of any unresolved dispute regarding any alleged deficiency or overpayment of royalty payments hereunder, the matter will be referred to an independent firm of chartered accountants chosen by agreement of Elan and Atrix for a resolution of such dispute. Any decision by the said firm of chartered accountants shall be binding on the Parties.


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 7       REPRESENTATIONS AND WARRANTIES

7.1 Atrix represents and warrants to Newco and Elan, as of the Effective Date, as follows:

         7.1.1    Atrix has the right to grant the Atrix License;

         7.1.2 there are no agreements between Atrix and any third party that conflict with the Atrix License; and

         7.1.3 to the best of Atrix's knowledge, there are no proceedings pending or threatened against Atrix in connection with the Atrix Intellectual Property in relation to the Field.

7.2 In addition to any other indemnities provided for herein, Atrix shall indemnify and hold harmless Newco and its Affiliates and their respective employees, agents, officers and directors from and against any claims, losses, liabilities or damages (including reasonable attorney's fees and expenses) incurred or sustained by Newco arising out of or in connection with any:

         7.2.1 breach of any representation, covenant, warranty or obligation by Atrix hereunder; or

         7.2.2 negligent act or omission on the part of Atrix or any of its respective employees, agents, officers and directors in the performance of this Agreement.

7.3 In addition to any other indemnities provided for herein, Newco shall indemnify and hold harmless Atrix and its Affiliates and their respective employees, agents, officers and directors from and against any claims, losses, liabilities or damages (including reasonable attorney's fees and expenses) incurred or sustained by Atrix arising out of or in connection with any:

         7.3.1 breach of any representation, covenant, warranty or obligation by Newco hereunder; or

         7.3.2 negligent act or omission on the part of Newco or any of its agents or employees in the performance of this Agreement.

7.4      The Party seeking an indemnity shall:

         7.4.1 fully and promptly notify the other Party of any claim or proceeding, or threatened claim or proceeding;


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         7.4.2    permit the indemnifying Party to take full care and control of such claim or proceeding;

         7.4.3 co-operate in the investigation and defense of such claim or proceeding;

         7.4.4 not compromise or otherwise settle any such claim or proceeding without the prior written consent of the other Party, which consent shall not be unreasonably withheld conditioned or delayed; and

         7.4.5 take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceeding.

7.5 EXCEPT AS SET FORTH IN THIS CLAUSE 7, ATRIX IS GRANTING THE LICENSE HEREUNDER ON AN "AS IS" BASIS WITHOUT REPRESENTATION OR WARRANTY WHETHER EXPRESS OR IMPLIED INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OF THIRD PARTY RIGHTS, AND ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED.

7.6 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, ATRIX AND NEWCO SHALL NOT BE LIABLE TO THE OTHER BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL, SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF PROFITS OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.

8.       TERM AND TERMINATION

8.1 The term of this Agreement shall commence as of the Effective Date and shall, subject to the rights of termination outlined in this Clause 8, expire on a Product-by-Product basis and on a country-by-country basis on the last to occur of:

         8.1.1 [**] years starting from the date of the first commercial sale of the Product in the country concerned; or

         8.1.2 the date of expiration of the last to expire of the patents included in the Atrix Patents and the Atrix Improvements and/or the Elan Patents and the Elan Improvements

         ("THE TERM")


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8.2      If either Party commits a Relevant Event, the other Party shall have, in addition to all other legal and equitable rights and remedies hereunder, the right to terminate this Agreement upon 30 days' prior written notice to the defaulting Party.

8.3 For the purpose of this Clause 8, a "RELEVANT EVENT" is committed or suffered by a Party if:

         8.3.1 it commits a material breach of its obligations under this Agreement or the JDOA and fails to cure it within 60 days of being specifically required in writing to do so by the other Party; provided, that if the breaching Party has proposed a course of action to cure the breach and is acting in good faith to cure same but has not cured the breach by the 60th day, such period shall be extended by such period as is reasonably necessary to permit the breach to be cured;

         8.3.2 a distress, execution, sequestration or other process is levied or enforced upon or sued out against a material part of its property which is not discharged or challenged within 30 days;

         8.3.3 it is unable to pay its debts in the normal course of business;

         8.3.4 it ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the other Party (such consent not to be unreasonably withheld);

         8.3.5 the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of such Party or over all or substantially all of its assets under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland;

         8.3.6 an application or petition for bankruptcy, corporate re-organization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland, is filed, and is not discharged within 60 days, or a Party applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a Party are for any reason seized, confiscated or condemned.

8.4      Upon expiration or termination of the Agreement:

         8.4.1 any sums that were due from Newco to Atrix on Net Sales in the Territory or in such particular country or countries in the Territory (as the case may be) prior to the expiration or termination of this Agreement as set forth herein shall be paid in

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                  full within 60 days after the expiration or termination of this Agreement for the Territory or for such particular country or countries in the Territory (as the case may be);

         8.4.2 any provisions that expressly survive termination or expiration of this Agreement, including without limitation this Clause 8, shall remain in full force and effect;

         8.4.3 all representations, warranties and indemnities shall insofar as are appropriate remain in full force and effect;

         8.4.4 the rights of inspection and audit set out in Clause 6 shall continue in force for a period of one year; and

         8.4.5 subject to Clause 8.5.7, all rights and licenses granted to Newco pursuant to this Agreement and to the Atrix Intellectual Property pursuant to the JDOA (including the intellectual property rights of Newco pursuant to Clause 10 of the JDOA) shall cease for the Territory or for such particular country or countries in the Territory (as the case may be) and shall revert to or be transferred to Atrix, and Newco shall not thereafter use in the Territory or in such particular country or countries in the Territory (as the case may be) any rights covered by this Agreement;

         8.4.6 Atrix shall have the right to exploit and commercialize, including the right to grant sub-licenses, the Newco Intellectual Property [**].

                  Elan shall have the right to exploit and commercialize, including the right to grant sub-licenses, the Newco Intellectual Property [**].

                  All rights to Newco Intellectual Property and any other technology, patents and know-how belonging to Newco [**] shall be transferred to and be jointly owned by Elan and Atrix and may be exploited by a Party with the written consent of the other Party such consent not to be unreasonably withheld provided that nothing hereunder shall grant, or be construed to grant, a license to the other party under the Elan Intellectual Property or the Atrix Intellectual Property.

                  In the event of a dispute arising pursuant to this Clause 8.4.6, Elan and Atrix agree to negotiate in good faith on the course of action to be taken with respect to determining their respective entitlements pursuant to this Clause 8.4.6.

         8.4.7 the rights of permitted third party sub-licensees in and to the Atrix Intellectual Property shall survive the termination of the license and sublicense agreements granting said intellectual property rights to Newco; and Newco, Atrix and Elan shall in good faith agree upon the form most advantageous to Atrix and Elan in which the rights of Newco under any such licenses and sublicenses are to be held

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                  (which form may include continuation of Newco solely as the holder of such licenses or assignment of such rights to a third party or parties, including an assignment to both Atrix and Elan).

                  Any sublicense agreement between Newco and such permitted sublicensee shall permit an assignment of rights by Newco and shall contain appropriate confidentiality provisions.

9        CONFIDENTIAL INFORMATION

9.1 The Parties agree that it will be necessary, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, works of authorship, trade secrets, specifications, designs, data, know-how and other proprietary information relating to the Field, the Products, processes, services and business of the disclosing Party.

         The foregoing shall be referred to collectively as "CONFIDENTIAL INFORMATION".

9.2 Any Confidential Information disclosed by one Party to another Party shall be used by the receiving Party exclusively for the purposes of fulfilling the receiving Party's obligations under this Agreement and the JDOA and for no other purpose.

9.3 Save as otherwise specifically provided herein, each Party shall disclose Confidential Information of the other Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party's obligations under this Agreement. Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their agreement hereto as a condition of receiving Confidential Information. Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Confidential Information disclosed to it by the other Party. Each Party shall, upon request of the other Party, return all documents and any copies thereof containing Confidential Information belonging to, or disclosed by, such other Party provided that receiving Party may retain one complete set of Confidential Information provided by the disclosing Party in its legal files to show compliance with the Agreement.

9.4 Any breach of this Clause 9 by any person informed by one of the Parties is considered a breach by the Party itself.

9.5      Confidential Information shall not be deemed to include:

         9.5.1    information that is in the public domain;

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

         9.5.2 information which is made public through no breach of this Agreement;

         9.5.3 information which is independently developed by a Party as evidenced by such Party's records; or

         9.5.4 information that becomes available to a Party on a non-confidential basis, whether directly or indirectly, from a source other than a Party, which source did not acquire this information on a confidential basis.

9.6 The receiving Party will be entitled to disclose Confidential Information which the receiving Party is required to disclose pursuant to:

         9.6.1    a valid order of a court or other governmental body; or

         9.6.2    any other requirement of law;

         provided that if the receiving Party becomes legally required to disclose any Confidential Information, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or other appropriate remedy concerning any such disclosure. The receiving Party shall fully co-operate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required.

9.7 The provisions relating to confidentiality in this Clause 9 shall remain in effect during the term of this Agreement, and for a period of [**] following the expiration or earlier termination of this Agreement.

9.8 The Parties agree that the obligations of this Clause 9 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party agrees that monetary damages would be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein.

         Accordingly, the Parties agree that any such violation or threatened violation may cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Clause 9, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.

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

10       GOVERNING LAW AND JURISDICTION

10.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10.2 The Parties will attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives of the Parties. In the event that such negotiations do not result in a mutually acceptable resolution, the Parties agree to consider other dispute resolution mechanisms including mediation.

         In the event that the Parties fail to agree on a mutually acceptable dispute resolution mechanism, any such dispute shall be finally settled by the courts of competent jurisdiction. For the purposes of this Agreement the parties submit to the non-exclusive jurisdiction of the courts of the State of New York.

11       IMPOSSIBILITY OF PERFORMANCE - FORCE MAJEURE

         Neither Atrix nor Newco shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, intervention of a government authority, provided that the Party whose performance is delayed or prevented shall continue to use good faith diligent efforts to mitigate, avoid or end such delay or failure in performance as soon as practicable.

12       ASSIGNMENT

         This Agreement may not be assigned by either Party without the prior written consent of the other, save that either Party may assign this Agreement to its Affiliates or subsidiaries without such prior written consent; provided that such assignment does not have any adverse tax consequences on the other Party.

13       NOTICES

13.1 Any notice to be given under this Agreement shall be sent in writing in English by registered airmail, or reputable overnight courier such as Federal Express or telefaxed to the following addresses:

         If to Newco at:

         Clarendon House,
         2 Church St.,
         Hamilton,
         Bermuda
         Attention:  Secretary
         Telephone:  441 292 9169
         Fax:        441 292 2224

         If to Atrix at:

         Atrix Laboratories, Inc.
         2579 Midpoint Drive
         Fort Collins
         CO 80525-4417
         USA
         Attn: Chairman and Chief Executive Officer
         Telephone   970-482-5868
         Fax:        970-482-9735

         with a copy to:

         Morrison & Foerster LLP
         5200 Republic Plaza
         370 17th Street
         Denver, Colorado  80202-5638
         Attention:  Warren L. Troupe, Esq.
         Telephone:  303-592-2255
         Fax:        303-592-1510

         If to Elan at:
         Elan Corporation, Plc
         102 St. James Court
         Flatts, Smiths FL04
         Bermuda
         Attention:  President
         Telephone:  441-292-9169
         Fax:        441-292-2224

         or to such other address(es) and telefax numbers as may from time to time be notified by either Party to the other hereunder.

13.2 Any notice sent by mail shall be deemed to have been delivered within 7 working days after dispatch; any notice sent by courier shall be deemed to have been delivered on the

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




         fourth (4th) business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service and any notice sent by telex or telefax shall be deemed to have been delivered within 24 hours of the time of the dispatch. Notice of change of address shall be effective upon receipt.

14       MISCELLANEOUS

14.1     WAIVER:

         No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any other breach or failure to perform or of any other right arising under this Agreement.

14.2     SEVERABILITY:

         If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

         14.2.1 such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable; or

         14.2.2 if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

14.3     FURTHER ASSURANCES:

         At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

14.4     SUCCESSORS:

         This Agreement shall be binding upon and enure to the benefit of the Parties hereto, their successors and permitted assigns.

14.5     NO EFFECT ON OTHER AGREEMENTS/CONFLICT:

         No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically referred to, and solely to the extent provided herein.

         In the event of a conflict between the provisions of this Agreement and the provisions of the JDOA, the terms of the JDOA shall prevail unless this Agreement specifically provides otherwise.

14.6     AMENDMENTS:

         No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of each Party.

14.7     COUNTERPARTS:

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

14.8     GOOD FAITH:

         Each Party undertakes to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement.

14.9     NO RELIANCE:

         Each Party hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein.

14.10    RELATIONSHIP OF THE PARTIES:

         Nothing contained in this Agreement is intended or is to be construed to constitute Atrix and Newco as partners, or Atrix as an employee of Newco, or Newco as an employee of Atrix.

         Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

                                   SCHEDULE 1

                      REPRESENTATIVE ATRIGEL ISSUED PATENTS

                                      [**]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement.



SIGNED

BY:  /s/ DAVID R. BETHUNE
   ----------------------
David R. Bethune
Chairman and Chief Executive Officer
ATRIX LABORATORIES, INC.



SIGNED

BY:  /s/ DAVID R. BETHUNE
   ----------------------
David R. Bethune
For and on behalf of ATRIX NEWCO, LTD.



AGREED TO AND ACCEPTED BY
ELAN CORPORATION, PLC


BY  /s/ KEVIN INSLEY
   ----------------------
Kevin Insley
Authorized Signatory on behalf of
ELAN CORPORATION, PLC


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